Exhibit 32.2
Certification by the Principal Financial Officer
Required by Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C Section 1350

     I, Eric Bello, Chief Financial Officer of Quipp, Inc., a Florida corporation (the “Company”), hereby certify that, based on my knowledge:
(1)	The Company’s quarterly report on Form 10-Q for the period ended March 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
* * *

/s/ ERIC BELLO
Eric Bello
Chief Financial Officer (principal financial officer)
Date: May 14, 2008

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